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                                                                   EXHIBIT 21.01

                            SOUTHWEST GAS CORPORATION
                     LIST OF SUBSIDIARIES OF THE REGISTRANT
                              AT DECEMBER 31, 1998

                                                          STATE OF INCORPORATION
SUBSIDIARY NAME                                            OR ORGANIZATION TYPE
---------------                                           ----------------------
LNG Energy, Inc.                                                   Nevada
Paiute Pipeline Company                                            Nevada
Northern Pipeline Construction Co.                                 Nevada
Southwest Gas Transmission Company                           Partnership between
                                                         Southwest Gas Corporation
                                                         and Utility Financial Corp.
Southwest Gas Capital I                                           Delaware
Utility Financial Corp.                                            Nevada
